UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

COLE CREDIT PROPERTY TRUST, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

The following is a flyer to be mailed to stockholders of Cole Credit Property Trust, Inc. on or about April 19, 2007.

For your convenience, authorize your proxy by telephone or the Internet.

And most importantly...

Please Vote!

☒	Read the Enclosed Materials...

Enclosed is the following information for the Cole Credit Property Trust, Inc. Annual Meeting of Stockholders:

▪	Notice of the Annual Meeting of Stockholders, Proxy Statement that describes the proposals for which votes are being solicited and 2006 Annual Report
▪	Proxy Card
☒	Authorize your proxy by Telephone...

For your convenience, you may authorize your proxy by telephone. Please refer to the proxy card for instructions and your control number.

... Or over the Internet

Open the web page: http://www.dfking.com/ccpt and follow the online instructions to authorize your proxy. Your control number is located on the proxy card.

...Or Complete the Proxy Card and Return by Mail

On the proxy card, cast your vote on the proposals, sign in black or blue ink, date and return it in the postage-paid envelope provided. Please note, all parties must sign (if jointly held, each person should sign the proxy card).

☒	For Assistance...

If you have any questions or need assistance in completing your proxy card, please call our information agent, D.F. King & Co., Inc., toll free at (800)290-6426.

☒	Please Vote...

We encourage you to cast your vote promptly, so we can avoid additional costs soliciting your vote. If you authorized your proxy by telephone or the Internet, please DO NOT mail back the proxy card.

Thank You!

We appreciate your participation and support. Again, please be sure to vote.

Your vote is important!

Cole Companies

2555 E. Camelback Road, Suite 400

Phoenix, AZ 85016